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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  December 4, 1998

                               TCSI CORPORATION
            (Exact name of registrant as specified in its charter)


      NEVADA                           0-19377                   68-0140975
----------------------------   -----------------------     ---------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
of incorporation or                                        Identification No.)
organization)

            1080 Marina Village Parkway, Alameda, California  94501
             (Address and zip code of principal executive offices)

                                (510) 749-8500
                       ---------------------------------
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 4, 1998, TCSI Corporation ("TCSI" or "the Company") consummated the purchase of substantially all of the assets of the Network Management Organization division (the "NMO Unit") of GTE Government Systems Corporation ("GGS"), a Delaware corporation. The NMO Unit develops and markets network management software from its headquarters in the State of Washington. TCSI and GGS also entered into a license agreement pursuant to which GGS will license certain intellectual property related to assets which TCSI acquired. The preliminary purchase price of approximately $7.8 million was funded by using available investment balances. In connection with the acquisition, which TCSI will account for as a purchase, the Company also assumed certain specified liabilities of the NMO Unit.

The description contained herein of the purchase and license is qualified in its entirety by reference to the Asset Purchase Agreement dated November 20, 1998, between TCSI and GGS, and the ancillary agreements to the Asset Purchase Agreement, including the Seller License Agreement dated December 4, 1998, and the Transition Services Agreement dated December 4, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.
     Not applicable.

(b)  Pro forma financial information.
     Not applicable.

(c)  The following exhibit is filed herewith:

Exhibit No.     Description
-----------     -----------

     2.1 Asset Purchase Agreement by and between GTE Government Systems Corporation and TCSI Corporation dated as of November 20, 1998

See Exhibit Index on page 4.



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                               TCSI CORPORATION

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 21, 1998.


                             TCSI CORPORATION
                             (REGISTRANT)


                               BY         /S/ ARTHUR H. WILDER
                                    ----------------------------------------
                                              ARTHUR H. WILDER
                               CHIEF FINANCIAL OFFICER, SECRETARY, AND TREASURER
                                  (PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL
                                             ACCOUNTING OFFICER)

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                               TCSI CORPORATION


                               INDEX OF EXHIBITS

Exhibit No.                             DESCRIPTION
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    2.1          Asset Purchase Agreement by and between GTE Government Systems
                 Corporation and TCSI Corporation dated as of November 20, 1998

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